Exhibit 99.1

            ISSI ANNOUNCES THIRD QUARTER FISCAL YEAR 2005 RESULTS

    SANTA CLARA, Calif., July 26 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the third fiscal quarter ended June 30, 2005.

    Revenue in the third fiscal quarter ending June 30, 2005 was $53.7 million, compared with $35.7 million in the March 2005 quarter and $58.1 million in the June 2004 quarter. Revenue in the June 2005 quarter includes two months of revenue from Integrated Circuit Solution, Inc. ("ICSI"). The reported net loss includes a $1.5 million, or ($0.04) per share, charge to write off in-process R&D related to the purchase accounting and valuation of the ICSI acquisition. The GAAP loss for the June 2005 quarter, with this charge, is ($4.6) million or ($0.12) per diluted share. These results compare with a net profit for the June 2004 quarter of $5.6 million or $0.15 per share on a diluted share basis.

    "We assumed effective control of ICSI and as a result began consolidating their numbers with ISSI's numbers as of May 1, 2005," said Jimmy Lee, ISSI's Chairman and CEO. "The improved revenue for the Company illustrates one of the benefits of the acquisition. We have combined our Taiwan operations and moved our ISSI employees into the ICSI-owned building. We are pleased with the progress to date."

    ISSI's Statement of Operations for the quarter ending June 30, 2005 consolidate the results of ISSI and ICSI. As of June 30, 2005 ISSI owned approximately 61% of ICSI's outstanding shares and, therefore, reversed approximately 39% of the ICSI net loss for May and June 2005 in the line "Minority Interest in Net Loss of Consolidated Subsidiary." ISSI plans to complete the acquisition of substantially all of the remaining outstanding shares of ICSI in August 2005.

    The $1.5 million charge to write off in-process R&D relates to the purchase accounting and valuation of the ICSI acquisition. The Company anticipates an additional charge of approximately $1.8 million during the September 2005 quarter as a result of acquiring substantially all of the remaining outstanding shares of ICSI.

    The purchase accounting and valuation of the ICSI acquisition is preliminary and is subject to further review by the Company, its advisors, and its auditors. The valuation numbers could be changed as a result of further review.

    About the Company
    ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, wireless chipsets, SmartCards and is developing selected non- memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

    Conference Call
    A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 719-457-2680 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

    Safe Harbor Statement
    The statements in this press release regarding the acquisition of ICSI, the benefits of the acquisition, and progress to date are forward-looking statements that are subject to risks. Our actual results may differ materially from current expectations due to many factors, including our ability to retain the revenue and customers of ICSI, our ability to effectively transfer work assignments from the U.S. to Asia, our ability to reduce operating expenses, de-stabilizing supply and demand conditions in the market place, reductions in average selling prices, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors. Furthermore, the purchase accounting and valuation information in this release regarding the acquisition of ICSI are preliminary and are subject to further review by the Company, its advisors, and its auditors. The valuation numbers could be changed as a result of further review.

    Stockholders of ISSI are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. ISSI does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances, or new information after this July 26, 2005 press release, or to reflect the occurrence of unanticipated events. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10Q for the quarter ended March 30, 2005.

                        Integrated Silicon Solution, Inc.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                Three Months Ended           Nine Months Ended
                                                      June 30,                    June 30,
                                             -------------------------   -------------------------
                                                 2005          2004          2005          2004
                                             -----------   -----------   -----------   -----------
Net sales                                    $    53,722   $    58,129   $   119,971   $   149,888
Cost of sales                                     46,422        44,290       113,921       115,212
Gross profit                                       7,300        13,839         6,050        34,676

Operating expenses:
  Research and development                         5,063         5,615        14,789        15,736
  Selling, general and administrative              6,059         4,379        15,668        12,232
  In-process technology                            1,480            --         1,915            --
    Total operating expenses                      12,602         9,994        32,372        27,968

Operating income (loss)                           (5,302)        3,845       (26,322)        6,708
Other income (expense), net                          917           138         2,343         1,130
Gain on sale of  other investments                   500            --         3,405         8,740
Income (loss) before income taxes,
 minority interest and equity in net
 (income) loss of affiliated
 companies                                        (3,885)        3,983       (20,574)       16,578
Provision for income taxes                             9           119            26           497

Income (loss) before minority interest
 and equity in net income (loss) of
 affiliated companies                             (3,894)        3,864       (20,600)       16,081

Minority interest in net loss of
  consolidated subsidiary                            445            --           631            --
Equity in net income (loss) of
  affiliated companies                            (1,134)        1,775       (11,776)        2,965

Net income (loss)                            $    (4,583)  $     5,639   $   (31,745)  $    19,046

Basic net income (loss) per share            $     (0.12)  $      0.16   $     (0.87)  $      0.58
Shares used in basic per share
 calculation                                      36,830        35,717        36,507        32,572

Diluted net income (loss) per share          $     (0.12)  $      0.15   $     (0.87)  $      0.53
Shares used in diluted per share
 calculation                                      36,830        38,399        36,507        35,628

                        Integrated Silicon Solution, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                  June 30,       Sept. 30,
                                                    2005           2004
                                                 (unaudited)        (1)
                                                ------------   ------------
                      ASSETS
Current assets:
  Cash and cash equivalents                     $     45,986   $     17,015
  Restricted cash                                        316          1,500
  Short-term investments                              55,232        120,450
  Accounts receivable                                 28,520         26,733
  Inventories                                         63,522         44,718
  Other current assets                                 9,293          1,541

Total current assets                                 202,869        211,957
Property, equipment, and leasehold
 improvements, net                                    19,457          5,622
Other assets                                          90,959         83,285
Total assets                                    $    313,285   $    300,864

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and notes                     $     10,811   $         --
  Accounts payable                                    34,490         30,493
  Accrued compensation and benefits                    2,146          2,431
  Accrued expenses                                     8,858          4,903
  Current portion of convertible
   bonds payable                                       1,312             --

Total current liabilities                             57,617         37,827

Other long-term liabilities                            1,850             --

Total liabilities                                     59,467         37,827

Minority interest                                     15,115             --

Stockholders' equity:
  Common stock                                             4              4
  Additional paid-in capital                         338,635        336,524
  Accumulated deficit                               (125,588)       (93,843)
  Unearned compensation                                  (20)          (218)
  Accumulated comprehensive income                    25,672         20,570

Total stockholders' equity                           238,703        263,037
Total liabilities and stockholders' equity      $    313,285   $    300,864

     (1)   Derived from audited financial statements.

SOURCE  Integrated Silicon Solutions, Inc.
    -0-                             07/26/2005
    /CONTACT: Gary L. Fischer, President & COO, Investor Relations of Integrated Silicon Solutions, Inc., +1-408-969-4612, or ir@issi.com/
    /Web site:  http://www.issi.com /